Exhibit 23.1

We consent to the inclusion in the Registration Statement (Form S-1) of All in Blind, Inc. of our report dated March 26, 2013, with respect to the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the period from inception on July 29, 2011 through December 31, 2012 to be included in this Registration Statement.

/s/ Sam Kan & Company ___________________________________
Firm’s Signature
Alameda, CA ___________________________________
City, State
April 2, 2013 ___________________________________
Date